Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of this first day of November, 2023 (the “Amendment Effective Date”), by and between Actinium Pharmaceuticals, Inc. (the “Company”) and Sandesh Seth (the “Executive”) for purposes of amending that certain employment agreement dated as of August 12, 2020, by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 14 of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties; and

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein.

NOW, THEREFORE, pursuant to Section 14 of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Section 2(b) Performance Bonus of the Agreement is hereby amended as of the Amendment Effective Date by deleting the last sentence of said section in its entirety and replacing it with the following new sentence:

Any such bonus shall be paid to you in the calendar year following the annual period for which the bonus relates, and the Board shall make its best efforts to determine, award, and have the Company pay out such bonus to you, if applicable, in the first calendar quarter of such calendar year.

2. Section 5 Term and Severance of the Agreement is hereby amended as of the Amendment Effective Date by deleting the date of “February 21, 2024” and substituting in lieu thereof the date “February 21, 2027”.

3. Section 5(d) “Good Reason” of the Agreement is hereby amended as of the Amendment Effective Date by deleting clause (vii) of said section in its entirety and replacing it with the following new clause (vii):

(vii) the Company’s regular requirement that you perform services in or relocate to a location that is more than 25 miles outside of New York City.

4. EXHIBIT A RELEASE OF CLAIMS of the Agreement is hereby amended as of the Amendment Effective Date by deleting the date of “August 12, 2020” and substituting in lieu thereof the date of “November 1, 2023”.

5. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

6. In the event of a conflict between the Agreement and this Amendment, this Amendment shall govern.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

THE COMPANY:

Actinium Pharmaceuticals, Inc.

By:	/s/ David Nicholson
Name:	David Nicholson
Title:	Director and Compensation Committee Chair

EXECUTIVE:

/s/ Sandesh Seth
Sandesh Seth

Signature Page to

Amendment to Employment Agreement